UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT:  March 21, 2014

DISCOUNT COUPONS CORPORATION

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Florida	333-183521	27-236124
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

 2840 West Bay Drive, Suite 139, Belleair Bluffs, Florida 33770

  (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(919) 610-4400

REGISTRANT’S TELEPHONE NUMBER

Not Applicable

(FORMER NAME OR FORMER ADDRESS, IF CHANGES SINCE LAST REPORT)

All correspondence to:

Frederick M. Lehrer, Esquire
Attorney and Counselor at Law
285 Uptown Road, 402
Altamonte Springs, Florida 32701
Office: (321) 972-8060
Email: flehrer@securitiesattorney1.com
Website: www.securitiesattorney1.com

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Discount Coupons Corporation, a Florida corporation, is referred to herein as “we”, “our” or “us”.

Section 8 – Other Events

Item 8.01 – Other Events

On March 11, 2014, we received notification from the SEC that our then current auditing firm had been suspended from auditing public companies due to an adverse opinion received from the PCAOB. Accordingly, we immediately engaged our new public company auditing firm, Kingery & Crouse, P.A (“K & C”) (see Form 8-K filed on March 21, 2014) and began our 2013 audit.

As part of the stipulations made by the SEC in their correspondence, we are required to re-audit any comparative period issued with our current year annual report Form 10-K.  As part of their engagement, K & C requested all work papers from our prior auditor but received deficient information. This resulted in a need to re-audit multiple periods to assess beginning balances and has created time delays and caused the filing of our current year annual report to be late.  We are currently outside of our 15-day lawful extension period.  We are working diligently with our new audit firm to complete our audit and file our annual report. We have no reason to believe that we will file beyond the 30 day period mandated by FINRA for companies that are delinquent in their filings and do not believe that this will impact our status on the OTCMarkets’ OTCQB.

Our management believes that the events associated with the above-described delays were outside of their control. We are filing this Form 8-K for the purpose of informing the public of our efforts to cure this situation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 23, 2014

DISCOUNT COUPONS CORP.

By:	/s/ Pat Martin
Chief Executive Officer